Exhibit 99.2

STREAMLINE HEALTH SOLUTIONS, INC. AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN Stock Option Agreement for Executives THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”) is made effective as of the date specified as the “Grant Date” on Schedule A hereto (the “Grant Date”) between STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (the “Company”), and David Sides, an executive Employee of the Company or an Affiliate (the “Participant”). RECITALS: To induce Participant to become employed by the Company, and in consideration of the employment of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows: 1. Inducement Grant. The Option (defined below) is made as an inducement grant pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules, subject to the terms and conditions set forth herein and in the Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan, as it may be amended (the “Plan”). For the avoidance of doubt, this Stock Option is not issued under the Plan and does not reduce the share reserve under the Plan. However, for purposes of interpreting the applicable provisions of the Option, the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to the Option as if the Option had actually been issued under the Plan. In the event of any conflict between the provisions in this Agreement and those of the Plan (other than those applicable to the share reserve), the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan. 2. Grant of Option. Term of Option. The Company hereby grants to the Participant, as a matter of separate inducement and agreement in connection with his or her employment to the Company, and not in lieu of any salary or other compensation for his or her employment, the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock, $.01 par value per share, of the Company (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge that the Company’s signature on the signature page hereof, and the Participant’s signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement, including Schedule A. The Option shall be designated as an Incentive Option or Nonqualified Option, as stated on Schedule A. To the extent that the Option (or any portion thereof) is designated as an Incentive Option but does not qualify as an Incentive Option, the Option (or portion thereof) shall be treated as a Nonqualified Option. The term of the Option (the “Option Period”) shall be specified in Schedule A and, except as otherwise provided in the Plan or this Agreement, the Option will expire if not exercised in full by the expiration date specified in Schedule A. 3. Stockholder Rights. The Participant and his or her legal representative, legatee or distribute shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such Shares have been issued and delivered to him, her or them (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall have been provided).

4. Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall become exercisable on the date or dates set forth on Schedule A attached hereto. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of an Option, subject to the terms of the Plan and this Agreement. The Participant expressly acknowledges that the Option may vest and be exercisable only upon such terms and conditions as are provided in this Agreement and the Nan. Upon the exercise of an Option in whole or in part, payment of the Option Price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator or this Agreement, including, but not limited to, payment of any withholding taxes or similar amounts pursuant to Section 9(a) of this Agreement, the Company shall as soon thereafter as practicable (and no more than thirty (30) days thereafter) deliver to the Participant a certificate or certificates for the Shares purchased. Except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment of the Option Price shall be made in the form of cash or cash equivalent. The total number of Shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share. 5. Effect of Change of Control. In the event that (a) the employment of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such longer period after a Change of Control as may be stated in the Participant’s change of control agreement, employment agreement or similar agreement, if applicable) after the effective date of a Change of Control and (b) such termination of employment is (i) by the Company or an Affiliate other than for Cause (and other than on the Participant’s death or Disability) or (ii) by the Participant for Good Reason, then the Option shall become fully vested and exercisable upon the termination of the Participant’s employment, whether or not then otherwise vested and exercisable. Any portion of the Option that vests, under this Section 5, upon the effective date of a Change of Control and after the employment of the Participant is terminated as described in this Section 5 must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable (after which time the Option shall terminate): (A) the close of the three-month period next succeeding the later of the Change of Control or the termination of the Participant’s employment; or (B) the close of the Option Period. For clarification, for the purposes of this Section 5, the “Company” shall include any successor to the Company. 6. Effect of Termination of Employment. The Option shall not be exercised unless the Participant is, at the time of the exercise, in employment to the Company or an Affiliate and has been in employment to the Company or an Affiliate continuously since the date the Option was granted, subject to the following: (a) The Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment, provided that the Participant continues to be in employment to the Company or an Affiliate. (b) The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety (90) days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of the Participant shall also be treated as continuing intact while the Participant is not in active employment because of a Disability. (c) If the employment of the Participant is terminated because of death or Disability, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, and any portion of the Option that is not vested as of the Participant’s

Termination Date shall terminate as of such date. The Option, to the extent vested, must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable (after which time the Option shall terminate): (A) the close of the one-year period next succeeding the Termination Date; or (B) the close of the Option Period. In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. (d) If the employment of the Participant is terminated for any reason other than death, Disability or for Cause, the Option may be exercised to the extent exercisable on his or her Termination Date, and any portion of the Option that has not vested as of the Participant’s Termination Date shall terminate as of such date (subject to Section 5 above upon a Change of Control). The Option, to the extent vested, must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable (after which time the Option shall terminate): (A) the close of the three-month period next succeeding the Termination Date; or (B) the close of the Option Period (subject to Section 5 above upon a Change of Control). If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (A) or (B) of the first sentence of this subparagraph (d), the Participant shall be treated as having died while employed under subparagraph (c) immediately preceding (treating for this purpose the Participant’s date of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. (e) If the employment of the Participant terminates for Cause, his or her Option shall lapse and no longer be exercisable as of notice of his or her Termination Date. 7. No Right of Continued Employment; Forfeiture of Option. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ of the Company or an Affiliate, or to interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment at any time. Except as otherwise expressly provided in the Plan, this Agreement (including but not limited to Section 5 above and Schedule A) or as may be determined by the Administrator, all rights of the Participant with respect to the unexercised portion of his or her Option shall terminate upon the Participant’s Termination Date. The Participant expressly acknowledges and agrees that the termination of his or her employment shall (except as may otherwise be provided in this Agreement or the Plan) result in forfeiture of the Option and any Shares subject to the Option to the extent the Option has not been exercised as of the date of his or her termination of employment. The grant of the Option does not create any obligation to grant further awards. 8. Nontransferability of Option. To the extent that this Option is designated as an Incentive Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that this Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the Plan and the registration provisions of the Securities Act. Except as may be permitted by the preceding, the Option shall be exercisable during the Participant’s lifetime only by the Participant or his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer. 9. Withholding; Tax Consequences.

(a) The Participant acknowledges that the Company shall require the Participant to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of any Shares, to satisfy such obligations. Such tax or other withholding amounts must be paid in cash or cash equivalent prior to the issuance of the Shares underlying the Option, or portion thereof, being exercised. (b) The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or exercise of the Option and/or the acquisition or disposition of the Shares subject to the Option and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant. 10. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Option has become vested and exercisable. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding. 11. Superseding Agreement; Successors and Assigns. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. Except as may be otherwise provided in the Plan, this Agreement does not supersede or amend any existing Change of Control Agreement, Confidentiality Agreement, Nonsolicitation Agreement, Noncompetition Agreement, Nondisparagement Agreement, Employment Agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. 12. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. 13. Amendment Waiver. Subject to the terms of the Plan and this Agreement, this Agreement may be modified or amended only by the written agreement of the parties. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to federal securities laws and Code Section 409A, Code Section 422 and federal securities laws). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

14. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal office, attention Chief Financial Officer, Streamline Health Solutions, Inc. 15. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 16. Restrictions on Option and Shares. The Company may impose such restrictions on the Option and any Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Option or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all Applicable Law (including but not limited to the requirements of the Securities Act). The Company is under no obligation to the Participant to register Shares nor to comply for the Participant’s benefit with any exemption from registration so that the Participant may sell or otherwise transfer the Shares. If shares are issued to the Participant without having been registered, a restrictive legend (in the form prescribed by Applicable Law or as may be advised by legal counsel) will be placed on the certificate, stop-transfer instructions will be issued with respect to the shares and the Participant will have to hold the Shares indefinitely unless they are subsequently registered or an exemption from registration is available. 17. Effect of Change in Status. Unless the Administrator, in its sole discretion, determines otherwise (or unless required by Code Section 409A), the Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment, provided that the Participant continues to be employed by or in service to the Company or an Affiliate. Without limiting the foregoing, the Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option if the Participant’s status as an Employee changes, including but not limited to changes in the nature or scope of the Participant’s employment and/or service. 18. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement. 19. Compliance with Recoupment. Ownership and Other Policies or Agreements. As a condition to receiving this Option, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

20. Notice of Disposition. To the extent that the Option is designated as an Incentive Option, if any Shares acquired pursuant to such Incentive Option are disposed of within two (2) years following the date of grant or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require. [Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company and by the Participant effective as of the Grant Date stated herein. STREAMLINE HEALTH SOLUTIONS, INC. By: Name: Jack W. Kennedy Jr. Title: Senior Vice President & Chief Legal Counsel Attest: Name: Nicholas A. Meeks [Signature Page of Participant Follows on Schedule A/Grant Letter]

Streamline Health Solutions, Inc. Amended and Restated 2013 Stock Incentive Plan Stock Option Agreement for Executives Schedule A/Grant Letter 1. Grant Terms. Pursuant to the terms and conditions of the Company’s Amended and Restated 2013 Stock Incentive Plan, as it may be amended (the “Plan”) (other than those applicable to the share reserve), and the Stock Option Agreement for Executives attached hereto (the “Agreement”), you (the “Participant”) have been granted a Nonqualified Option (the “Option”) to purchase 100,000 shares of Common Stock (the “Shares”) as outlined below. Unless otherwise defined herein, capitalized terms in this Schedule A shall have the same definitions as set forth in the Agreement and the Plan. Granted To: David Sides Grant Date: September 10, 2014 Number of Shares Subject to Option: 100,000 Option Price per Share: $4.565 Type of Option: Non-Qualified Expiration Date: September 9, 2024 Vesting of Option* The stock options shall vest and become exercisable in five substantially equal annual installments commencing on September 10, 2015, subject to the Participant’s continued employment over such five-year period. [Signature Page Follows]

By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Agreement. I understand that the Grant Letter and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A contained herein. Signature: Date: 9-10-14 Note: If there are any discrepancies in the name shown above, please make the appropriate corrections on this form and return to Attention: Chief Legal Counsel, Streamline Health Solutions, Inc., 1230 Peachtree St NE, Suite 600, Atlanta, Georgia 30309. Please retain a copy of the Agreement, including this Grant Letter, for your files.